UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event being reported): May 18, 2011

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One Monument Circle Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-261-8261

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2011, IPALCO Enterprises, Inc. (“we” or the “Company”), completed its previously announced sale of $400 million aggregate principal amount of 5.00% Senior Secured Notes due 2018 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture dated May 18, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Notes Indenture”).

In connection with this offering of the Notes, the Company conducted a tender offer to purchase for cash any and all of the Company’s outstanding 8.625% Senior Secured Notes due 2011 (original coupon 7.625%) (the “2011 Notes”), of which $375 million were outstanding (the “Tender Offer”).  In addition, the Company gave notice to the Bank of New York Mellon Trust Company, N.A. to redeem any remaining 2011 Notes outstanding after the completion of the Tender Offer.

The Notes are secured by the Company’s pledge of all of the outstanding common stock of Indianapolis Power & Light Company.  The lien on the pledged shares will be shared equally and ratably with the Company’s existing senior secured notes.  The Company has entered into a Pledge Agreement Supplement with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated May 18, 2011 to the Pledge Agreement between the Company and The Bank of New York Trust Company, N.A. as successor Collateral Agent dated November 14, 2001 (the “Pledge Agreement Supplement”).

We used the net proceeds from the sale of the Notes to finance the settlement of the Tender Offer, to finance the future pending redemption of the 2011 Notes that remained outstanding after the completion of the Tender Offer and to pay related fees and expenses.

The foregoing descriptions of the Notes, the Notes Indenture, and the Pledge Agreement Supplement do not purport to be complete and are qualified in their entirety by reference to the Notes Indenture and the Pledge Agreement Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth above in response to Item 1.01 with respect to the Notes, the Notes Indenture and the Pledge Agreement Supplement is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure

On May 18, 2011, the Company announced the completion of the Tender Offer to purchase for cash any and all of its $375 million outstanding aggregate principal amount of the 2011 Notes.  The Company also announced that it has completed its previously announced offering of $400 million of the Notes. The Company used the net proceeds from the offering of the Notes to finance the settlement of the Tender Offer, to finance the future pending redemption of the 2011 Notes that remained outstanding after the completion of the Tender Offer and to pay related fees and expenses.

A copy of the press release announcing the foregoing is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein. The foregoing information and Exhibit 99.1 attached hereto are furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Indenture between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated May 18, 2011 for the 5.00% Senior Secured Notes due 2018

Exhibit 4.2	Pledge Agreement Supplement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated May 18, 2011 to the Pledge Agreement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company dated November 14, 2001

Exhibit 99.1	Press Release Announcing the Completion of the Tender Offer and Private Debt Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.
(Registrant)

Date:	May 19, 2011	/s/ Kelly M. Huntington
Kelly M. Huntington
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer)